Exhibit 99.1

Media Contact:	Investor Relations Contact:
Susan Chenoweth	Carolyn Bass
Taleo Corporation	MarketStreet Partners
925-452-3666	415- 445-3232
schenoweth@taleo.com	carolyn@marketstreetpartners.com
For Immediate Release:
GREG SANTORA JOINS TALEO BOARD OF DIRECTORS
Proven high tech financial veteran brings financial insights and operations experience to talent management leader
Dublin, California — December 14, 2006 – Taleo Corporation (NASDAQ: TLEO), the leading provider of on demand talent management solutions, today announced that technology finance veteran Greg J. Santora will join its Board of Directors. Mr. Santora’s election to the Taleo Board of Directors is effective December 15, 2006.
Mr. Santora brings more than two decades of senior corporate finance experience in high technology to the Taleo Board of Directors. Most recently, Mr. Santora was the Chief Financial Officer of Shopping.com where he was responsible for all areas of finance as well as human resources, legal, web operations, and information technology (IT). During his tenure, he built the necessary infrastructure and organizations to support the company’s efforts in an initial public offering.
Prior to Shopping.com, Mr. Santora spent seven years at Intuit, Inc., most recently as Senior Vice President and CFO, where he was responsible for driving long term strategic plans and working with the executive management team to optimize shareholder value. Mr. Santora was also responsible for the software company’s treasury operations, investor relations, and communicating financial and operational information to the board of directors and the analyst community.
Before Intuit, Mr. Santora held a number of increasingly responsible finance positions at Apple Computer, Inc. where he was the senior director of finance for Apple Americas. He has also held finance positions at Bally Manufacturing Corporation and Arthur Anderson and Company.
“Greg’s proven finance and operations experience with innovative technology companies make him a great addition to the Taleo board,” said Michael Gregoire, Taleo President & CEO. “We look forward to tapping his many talents as we continue to grow our business.”

“I am very happy to join the board of Taleo at this exciting time in the company’s history,” said Mr. Santora. “I believe their unique combination of proven on demand talent management solutions with integrated talent and performance management suites will rapidly extend Taleo’s growing leadership in the Human Capital Management market.”
Mr. Santora is a currently director on the boards of Align Technology and Digital Insight. He holds a bachelor’s degree in accounting from the University of Illinois and MBA from San Jose State University. He is also a licensed Certified Public Accountant (CPA).
About Taleo
Taleo (NASDAQ: TLEO) delivers on demand talent management solutions that enable organizations of all sizes, around the world, to assess, acquire, develop, and align their workforce for improved business performance. More than 720 organizations use Taleo to recruit and retain top talent with 750,000 users processing 50 million candidates from 100 countries. Requiring no capital investment, software as a service and on demand delivery offer 99.9% availability and 100% accountability. For more information visit www.taleo.com.
Forward-looking Statements
This release contains forward-looking statements, including statements regarding Taleo’s future financial performance, market growth, the demand for Taleo’s solutions and general business conditions. Any forward-looking statements contained in this press release are based upon Taleo’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Taleo’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Taleo disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Further information on potential factors that could affect actual results is included in Item 1A of Taleo’s Annual Report on Form 10-K, as filed with the SEC on April 17, 2006, in Item 1A of Taleo Quarterly Report on Form 10-Q, as filed with the SEC on November 14, 2006, and in other reports filed by Taleo with the SEC.
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